
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AS OF 7/31/00 AND STATMENT OF INCOME FOR THE PERIOD
ENDED 7/31/00 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JAN-31-2001
<PERIOD-END>                               JUL-31-2000
<CASH>                                            5904
<SECURITIES>                                         0
<RECEIVABLES>                                    86138
<ALLOWANCES>                                      3686
<INVENTORY>                                      65426
<CURRENT-ASSETS>                                166781
<PP&E>                                          108350
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                  370048
<CURRENT-LIABILITIES>                            90546
<BONDS>                                          66742
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           281
<OTHER-SE>                                      186298
<TOTAL-LIABILITY-AND-EQUITY>                    370048
<SALES>                                         280044
<TOTAL-REVENUES>                                280044
<CGS>                                           197794
<TOTAL-COSTS>                                   197794
<OTHER-EXPENSES>                                  5008
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                3464
<INCOME-PRETAX>                                  40376<F1>
<INCOME-TAX>                                     15101
<INCOME-CONTINUING>                              24444
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     24444
<EPS-BASIC>                                        .93<F2>
<EPS-DILUTED>                                      .90<F3>

<F1>Income-Pretax represents income before taxes and minority interest.
Minority interest for the six months ended 7/31/00 was $831.
<F2>On June 16, 2000 the Company completed a two-for-one stock split, effected in the form of a 100% stock dividend. Prior financial data schedules have not been restated for the effect of the stock split.
<F3>On June 16, 2000 the Company completed a two-for-one stock split, effected in the form of a 100% stock dividend. Prior financial data schedules have not been restated for the effect of the stock split.


